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                                                                       EXHIBIT F


                                                                  March 16, 2000

                                   Cede & Co.
                        c/o The Depository Trust Company
                                 55 Water Street
                            New York, New York 10041



People's Bancshares, Inc.
545 Pleasant Street
New Bedford, Massachusetts 02740

Attention: Clerk

Ladies and Gentlemen:

     Cede & Co., the nominee of The Depository Trust Company ("DTC"), is a holder of record of outstanding shares of common stock, par value $0.10 per share ("Common Stock"), of People's Bancshares, Inc., a Massachusetts corporation (the "Company"). DTC is informed by its Participant, Spear, Leeds & Kellogg ("Participant"), that on the date hereof an aggregate of 161,802 shares of Common Stock (the "Shares") credited to Participant's DTC account are beneficially owned by RCG Kingston Fund, Ltd. and The Partnership For Bank Capital, L.P., each customers of Participant (collectively, the "Customers").

     Cede & Co. has been advised by Participant that the purpose of this notice is to enable the Customers to nominate three individuals to stand for election as directors of the Company at the Annual Meeting of Stockholders of the Company to be held in 2000 or any adjournment or postponement thereof (collectively, the "Meeting"). Participant's Customers have informed Participant that the Customers intend to continue to beneficially own Shares as of the record date for the Meeting and as of the date of the Meeting.

     At the request of Participant, on behalf of the Customers and pursuant to
Article II, Section 3 of the Company's Amended and Restated Bylaws (the "Bylaws"), Cede & Co., as the holder of record of the Shares, hereby gives notice of its nomination of each of Vincent A. Smyth, William G. Foster, and John R. Kennedy (the "Nominees") to stand for election as a director of the Company at the Company's next annual meeting of stockholders (the "Annual Meeting").

     A.1. Set forth below is information relating to each Nominee that is required to be disclosed pursuant to Article II, Section 3 of the Bylaws:

          Vincent A. Smyth is an attorney. He is 62 years old. His business address is 143 Main Street, Huntington, NY 11743. His residence address is [redacted]. He beneficially owns 131,500 shares of Common Stock.

          William G. Foster, Jr. is a consultant and private investor. He is 56 years old. His business and residence address is [redacted]. He beneficially owns 500 shares of Common Stock.



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          John R. Kennedy is a financial and management consultant. He is 54 years old. His business and residence address is [redacted]. He does not beneficially own any shares of Common Stock.

     A.2. Written consents of each Nominee to being named in a proxy statement as nominees and to serving as a director if elected are attached hereto as Annex I.

     B.1. The name and address of Cede & Co. as they appear on the Company's books are as follows:

                                   Cede & Co.
                        c/o The Depository Trust Company
                                 55 Water Street
                            New York, New York 10041

     B.2. RCG Kingston Fund, Ltd.'s business address is c/o Citco Fund Services (Cayman Islands) Ltd., Corporate Centre, West Bay Road, Grand Cayman, Cayman Islands, British West Indies. RCG Kingston Fund, Ltd. beneficially owns an aggregate of 129,800 shares of Common Stock, which are held in the Participant's DTC Participant Account.

     The Partnership For Bank Capital, L.P.'s business address is currently 757 Third Avenue, 27th Floor, New York, New York 10017. As of March 20, 2000, its business address will be 666 Third Avenue, 26th Floor, New York, New York 10017. The Partnership For Bank Capital, L.P. beneficially owns an aggregate of 32,002 shares of Common Stock, which are held in the Participant's DTC Participant Account.

     The Customers are part of a group with RCG Kingston, L.L.C., Kingston Fund, LP, Ramius Capital Group, LLC, C4S & Co., LLC, Jennings & Gillen, D.B. Jennings, Inc., Donald B. Jennings, Thomas F. Gillen and Vincent A. Smyth and Mary E. Smyth (collectively, the "RCG Kingston/Smyth Group"). The members of the RCG Kingston/Smyth Group support the nomination and election of the Nominees.

     The business address for Vincent A. Smyth is as set forth above, and the business address for Mary E. Smyth is care of Vincent A. Smyth's business address. The business address of the remaining members of the RCG Kingston/Smyth Group is currently c/o RCG Kingston, L.L.C., 757 Third Avenue, 27th Floor, New York, New York 10017. As of March 20, 2000, their business address will be c/o RCG Kingston, L.L.C., 666 Third Avenue, 26th Floor, New York, New York 10017.

     RCG Kingston, L.L.C. may be deemed to be the beneficial owner of 129,800 shares as a result of its acting as investment advisor to RCG Kingston Fund, Ltd. Kingston Fund, LP may be deemed to be the beneficial owner of 129,800 shares as a result of its being a holder of a majority of the outstanding shares of RCG Kingston Fund, Ltd. Ramius Capital Group, LLC and Jennings & Gillen may be deemed to be the beneficial owner of 129,800 shares as a result of their being co-managing members of RCG Kingston, L.L.C. C4S & Co., LLC may be deemed to be the beneficial owner of 129,800 shares as a result of its being the managing member of Ramius Capital Group, LLC. Thomas F. Gillen may be deemed to be the beneficial owner of 129,800 shares as a result of his being a co-general partner of Jennings & Gillen.


                                      -2-

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     D.B. Jennings, Inc. may be deemed to be the beneficial owner of 161,802 shares as a result of its being a co-general partner of Jennings & Gillen and a co-general partner of The Partnership For Bank Capital, L.P. Donald B. Jennings may be deemed to be the beneficial owner of 161,802 shares as a result of his being the president of D.B. Jennings, Inc. and a co-general partner of The Partnership For Bank Capital, L.P.

     DTC has been informed by Participant that Vincent A. Smyth and Mary E. Smyth are the beneficial owners of 131,500 shares of Common Stock.

     B.3. Each of the Nominees has agreed that he will serve as a director if elected at the Annual Meeting.

     B.4. Each of RCG Kingston Fund, Ltd. and Vincent A. Smyth has agreed to bear one-half of the expenses incurred on behalf of the RCG Kingston/Smyth Group, including expenses incurred in connection with soliciting proxies for the election of the Nominees.

     B.5. RCG Kingston, L.L.C. has retained Beacon Hill Partners, Inc. ("BHP") to assist in exploring various means of communicating with the Company's shareholders, including, but not limited to, the nomination of candidates to stand for election to the Company's Board of Directors. Services to be provided by BHP include soliciting proxies and providing other services. RCG Kingston, L.L.C. has agreed to indemnify BHP and hold it harmless from liability and expenses arising out of its engagement. Under its engagement, BHP is entitled to a fee of up to $30,000 and to be reimbursed for its expenses.

     While Cede & Co. is furnishing this demand as the stockholder of record of the Shares, it does so at the request of Participant and only as a nominal party for the true party in interest, the Customer. Cede & Co. has no interest in this matter other than to take those steps which are necessary to ensure that the Customer is not denied its rights as the beneficial owner of the Shares, and Cede & Co. assumes no further responsibility in this matter.

     Please acknowledge receipt of this letter by signing the enclosed copy of this letter in the place indicated below and returning it with our messenger who has been instructed to wait.

                                        Very truly yours,

                                        CEDE & CO.

                                        By: _________________________

Receipt of a signed copy of this letter on March ___, 2000 is hereby acknowledged on behalf of People's Bancshares, Inc.

Name: ___________________________
Title: __________________________


                                      -3-

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                                     Annex I
                                     -------

                                                                  March 14, 2000


People's Bancshares, Inc.
545 Pleasant Street
New Bedford, Massachusetts 02740

Attention: Clerk

Ladies and Gentlemen:

     The undersigned hereby consents to being named as a nominee for election as a director of People's Bancshares, Inc. (the "Company") in a proxy statement relating to a solicitation of proxies for the election of directors of the Company at the Annual Meeting of Stockholders of the Company to be held in 2000 or any adjournment or postponement thereof (collectively, the "Meeting"). The undersigned also hereby consents to serving as a director of the Company if elected at the Meeting.

                                        /s/ Vincent A. Smyth
                                        ------------------------------
                                        Vincent A. Smyth



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                                                                  March 14, 2000


People's Bancshares, Inc.
545 Pleasant Street
New Bedford, Massachusetts 02740

Attention: Clerk

Ladies and Gentlemen:

     The undersigned hereby consents to being named as a nominee for election as a director of People's Bancshares, Inc. (the "Company") in a proxy statement relating to a solicitation of proxies for the election of directors of the Company at the Annual Meeting of Stockholders of the Company to be held in 2000 or any adjournment or postponement thereof (collectively, the "Meeting"). The undersigned also hereby consents to serving as a director of the Company if elected at the Meeting.

                                        /s/ William G. Foster, Jr.
                                        ------------------------------
                                        William G. Foster, Jr.



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                                                                  March 15, 2000


People's Bancshares, Inc.
545 Pleasant Street
New Bedford, Massachusetts 02740

Attention: Clerk

Ladies and Gentlemen:

     The undersigned hereby consents to being named as a nominee for election as a director of People's Bancshares, Inc. (the "Company") in a proxy statement relating to a solicitation of proxies for the election of directors of the Company at the Annual Meeting of Stockholders of the Company to be held in 2000 or any adjournment or postponement thereof (collectively, the "Meeting"). The undersigned also hereby consents to serving as a director of the Company if elected at the Meeting.

                                        /s/ John R. Kennedy
                                        ------------------------------
                                        John R. Kennedy